Exhibit 10.1
PROMISSORY NOTE

US$23,501,513.71	February 21, 2007
     FOR VALUE RECEIVED, CAPETRONIC DISPLAY LIMITED, a British Virgin Islands corporation, with offices located at Grande Building, No. 5 Zhongshan Road, Zhongshan, Guandong, P.R.C., China, NAKAMICHI CORPORATION, a Japanese corporation, with offices located at 23-3 Higashi 2-chome Shibuya-ku, Tokyo Japan, AKAI ELECTRIC (CHINA) CO. LTD., a Peoples’ Republic of China corporation, with offices located at Grande Building, No. 5 Zhongshan Road, Zhongshan, Guandong, P.R.C., China, and SANSUI ELECTRIC (CHINA) CO. LTD., a Peoples’ Republic of China corporation, with offices located at Grande Building, No. 5 Zhongshan Road, Zhongshan, Guandong, P.R.C., China (each an “Issuer”, and collectively, the “Issuers”), hereby, jointly and severally, promise to pay to EMERSON RADIO CORP., a Delaware corporation, or its successors and/or assigns (the “Holder”), the sum of TWENTY-THREE MILLION FIVE HUNDRED ONE THOUSAND FIVE HUNDRED THIRTEEN and 71/100 Dollars ($23,501,513.71) in lawful money of the United States of America, together with interest thereon at the rate set forth in Section 2 below and payable in accordance with the provisions of this Promissory Note.
     1. PAYMENTS. Except as otherwise provided herein, payments of principal and interest shall be made in installments (each, an “Installment”) in such amounts and on such dates as set forth on Schedule 1 to this Promissory Note, with all amounts of interest due hereunder scheduled to be paid in the final Installment. All of the foregoing payments and any other payments under this Promissory Note shall be made by wire transfer of immediately available funds pursuant to the following instructions:

To:	Emerson Radio Corp.
5101 Statesman Dr
Irving, Texas 75063

Account #:

SWIFT Code:

ABA #:

Bank:

     2. INTEREST. Interest on the unpaid principal balance hereof shall accrue at a rate equal to EIGHT and 25/100th percent (8.25%) per annum, commencing on February 20, 2007, until all obligations hereunder shall have been paid and satisfied in full; provided, however, that upon the occurrence of an Event of Default (as defined below), the interest rate shall automatically increase by TWO percent (2%) per annum until such time as such Event of Default shall be cured or waived by the Holder.

     3. OPTIONAL PREPAYMENT. The Issuers may prepay the principal amount outstanding hereunder, together with all accrued and unpaid interest, in whole or in part, at any time or from time to time without premium or penalty. All payments made hereunder, including prepayments, shall first be applied to accrued and unpaid interest, and the balance, if any, towards reduction of the principal amount owed hereunder.
     4. EVENTS OF DEFAULT.
          (a) The occurrence of any one or more of the following events shall constitute an event of default (hereinafter, an “Event of Default”) under this Promissory Note:
          (i) the Issuers’ failure to pay all or any part of the principal or interest hereunder when due;
          (ii) any Issuer shall deny any of its obligations under this Promissory Note, or any Issuer or any other person acting on behalf of an Issuer shall challenge the effectiveness or enforceability of this Promissory Note;
          (iii) The Grande Holdings Limited, a Bermuda corporation (the “Parent Guarantor”), shall deny any of its obligations under, or challenge the effectiveness or enforceability of the Guaranty, dated as of February 21, 2007, executed and delivered by the Parent Guarantor for the benefit of the Holder (the “Guaranty”);
          (iv) the invalidity or unenforceability of the Guaranty; and/or
          (v) any Issuer or the Parent Guarantor shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed for any Issuer or the Parent Guarantor with or without the consent of such person; any Issuer or the Parent Guarantor is generally not paying its debts as they become due by means of available assets or is insolvent, or has made a general assignment for the benefit of creditors; any Issuer or the Parent Guarantor files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law (including, without limitation, Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute, or any other federal, state or foreign bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally (any of the foregoing, an “Insolvency Law”)), or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of such Issuer or the Parent Guarantor, as the case may be, or of all or any substantial part of such person’s properties, after the commencement of any proceeding against any Issuer or the Parent Guarantor seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Law.
          (b) Upon the occurrence of any Event of Default, the Holder may declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in clause (vi) occurs, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. The Holder shall be deemed to have made such declaration to the Issuers under this Section 4(b) by (i) providing written notice to any Issuer at the address set forth in the first paragraph of this Promissory Note by any method reasonably selected by the Holders, which notice shall be deemed to be received by both Issuers upon receipt by the Holder of a confirmation of delivery to any Issuer, (ii) upon the Holder or a person acting on its behalf making a public announcement setting forth the Holder’s intention to accelerate the obligations under this Promissory Note (including, without limitation, by including such information in a report filed with the U.S. Securities and Exchange Commission by the Holder), or (iii) providing notice of such declaration to the Parent Guarantor in accordance with the notice provisions under the Guaranty.
     5. FEES AND EXPENSES. Upon the occurrence of an Event of Default, the Issuers shall pay all reasonable costs that the Holder incurs in enforcing this Promissory Note, including, without limitation, reasonable attorneys fees and expenses.
     6. WAIVER OF PRESENTMENT, DEMAND AND DISHONOR. No delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth therein. No remedy is exclusive of any other remedy and all remedies shall be cumulative to the maximum extent permitted by applicable law. Each Issuer hereby waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or indorsement of this Promissory Note.
     7. AMENDMENTS AND ASSIGNMENT. This Promissory Note can be amended only by an instrument signed by the Holder and the Issuers. Neither this Promissory Note nor any of the obligation of the Issuers under this Promissory Note may not be assigned or transferred without the prior written consent of the Holder. The Holder may sell, assign, transfer, pledge, hypothecate or otherwise dispose of this Promissory Note or any of its rights hereunder without the consent of the Issuers.
     8. GOVERNING LAW. This Promissory Note has been delivered in the State of New York and is to be construed and enforced according to, and governed by, the laws of the State of New York without regard to the choice of law principles thereof.

     9. CONSENT TO JURISDICTION; CONSENT TO JURISDICTION. Each Issuer hereby irrevocably submits to the jurisdiction of the courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York, in each case, located in the Borough of Manhattan in The City of New York, for the purposes of any suit, action or other proceeding brought by Holder arising out of or based upon this Promissory Note. EACH ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT ISSUER IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH ISSUER’S PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS PROMISSORY NOTE MAY NOT BE ENFORCED IN OR BY SUCH COURT.
     10. JURY WAIVER. EACH ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO REQUEST OR TO HAVE A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS PROMISSORY NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
[Signature Page Follows.]

     IN WITNESS WHEREOF, each Issuer has caused this Promissory Note to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ATTEST	CAPETRONIC DISPLAY LIMITED

/s/ Ruby Lee	By:	/s/ Paul Law Fwok Fai

Name: Ruby Lee		Name: Paul Law Fwok Fai Title: Authorised Signatory

ATTEST	NAKAMICHI CORPORATION

/s/ Ruby Lee	By:	/s/ Michael Binney

Name: Ruby Lee		Name: Michael Binney Title: Director

ATTEST	AKAI ELECTRIC (CHINA) CO. LTD.

/s/ Ruby Lee	By:	/s/ Paul Law Fwok Fai

Name: Ruby Lee		Name: Paul Law Fwok Fai Title: Authorised Signatory

ATTEST	SANSUI ELECTRIC (CHINA) CO. LTD.

/s/ Ruby Lee	By:	/s/ Paul Law Fwok Fai

Name: Ruby Lee		Name: Paul Law Fwok Fai Title: Authorised Signatory
Signature Page To Promissory Note

SCHEDULE 1
INSTALLMENTS

Installment		Installment Amount
Number	Payment Date	(in US Dollars)

1.	April 1, 2007	$672,000.00
2.	April 7, 2007	$4,626,800.00
3.	April 26, 2007	$4,785,246.38
4.	May 4, 2007	$4,543,664.18
5.	May 5, 2007	$1,780,790.62
6.	May 10, 2007	$120,271.88
7.	May 17, 2007	$4,225,894.55
8.	May 26, 2007	$1,056,729.53
9.	June 3, 2007	$2,060,348.47
Schedule 1 To Promissory Note